UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LIBERTY DEFENSE HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

British Columbia	83-0954794
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

187 Ballardvale Street, Suite 110 Wilmington, Massachusetts	01887
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common shares, no par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-293217

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common shares, no par value, of Liberty Defense Holdings, Ltd., a British Columbia corporation (the “Registrant”), set forth under the headings “Description of Share Capital” and “Certain Canadian Federal Income Tax Considerations” in the prospectus that constitutes a part of the Registration Statement on Form F-1 (File No. 333-293217) initially filed publicly by the Registrant with the Securities and Exchange Commission on February 5, 2026, as subsequently amended from time to time thereafter, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which form of prospectus shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Liberty Defense Holdings, Ltd.

Date: April 21, 2026

By:	/s/ William Frain
Name:	William Frain
Title:	Chief Executive Officer